UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 7, 2018, VIVUS, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; did not approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; ratified the Company’s appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; approved the 2018 Equity Incentive Plan; and approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1:2 to 1:10, such ratio to be determined in the discretion of the Company’s board of directors.

The Company’s independent inspector of elections reported the voting results as follows:

(i)  Election of seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
John Amos	31,327,127	1,870,439	60,303,897
Thomas B. King	21,808,635	11,388,931	60,303,897
David Y. Norton	21,664,173	11,533,393	60,303,897
Jorge Plutzky, M.D.	23,657,490	9,540,076	60,303,897
Eric W. Roberts	21,801,663	11,395,903	60,303,897
Herman Rosenman	22,185,700	11,011,866	60,303,897
Allan L. Shaw	23,359,068	9,838,498	60,303,897

(ii)  Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
15,787,235	16,870,562	539,769	60,303,897

(iii)  Ratification of the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
89,657,313	2,748,527	1,095,623	0

(iv)  Approval of the 2018 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
29,038,217	3,657,145	502,204	60,303,897

(v)  Approval of the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of 1:2 to 1:10, such ratio to be determined in the discretion of the Company’s board of directors:

For	Against	Abstain	Broker Non-Votes
79,245,024	10,872,848	3,383,591	0

Item 8.01. Other Events.

On September 7, 2018, the Company’s board of directors approved a 1-for-10 reverse stock split of the Company’s common stock.  The Company expects the reverse stock split to become effective at 12:01 AM Eastern Time on September 10, 2018 and the consolidated common stock to begin trading on a split-adjusted basis as of September 11, 2018.  The reverse stock split will reduce the number of the Company’s outstanding common stock from approximately 106 million shares to approximately 10.6 million shares. The number of authorized shares of the Company’s common stock will remain unadjusted. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would have resulted will be rounded up to the nearest whole share. Following the reverse stock split, the CUSIP for the Company’s common stock will be 928551 308.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: September 7, 2018